Agreement and Plan of Reorganization

                                  By and Among

                               ZAPWORLD.COM, Inc.

                                       and

                       Aquatic Propulsion Technology, Inc.

                            Dated as of July 1, 2000

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of June 15, 2000 among ZAPWORLD.COM, Inc., a California corporation doing business at 117 Morris Street, Sebastopol, California 95472 ("ZAPWORLD") and Aquatic Propulsion Technology, Inc., a Bahaman corporation doing business at 984 Southwest 13th Court, Pompano Beach, FL 33069 ("AQUATIC").

                                    RECITALS

         A. ZAPWORLD and AQUATIC intend to effect a merger (the "Merger") of AQUATIC with and into ZAPWORLD in accordance with this Agreement and California General Corporation Law ("California Law"). Upon consummation of the Merger, AQUATIC will be merged into ZAPWORLD and AQUATIC will cease to exist.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. The Board of Directors of AQUATIC has: (i) determined that the Merger is consistent with and in furtherance of the long-term strategy of AQUATIC and is in the best interests of its Shareholders; (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (iii) recommended that the shareholders of AQUATIC adopt and approve the terms of this Agreement, the Merger, and the other transactions contemplated by this Agreement.

         D. The Shareholders of AQUATIC have approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

         E. The Board of Directors of ZAPWORLD has approved this Agreement, the Merger and other transactions contemplated by this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and California Law and in accordance with the applicable provisions of the general corporation law of the Bahamas, AQUATIC shall be merged with and into ZAPWORLD. After the merger, the separate corporate existence of AQUATIC shall cease and ZAPWORLD shall continue as the surviving corporation. The separate corporate existence of ZAPWORLD and all of its rights, privileges, immunities and franchises, public or private, and all its duties and liabilities as a corporation organized under California law, will continue unaffected by the merger.

         1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than one (1) business day following satisfaction or waiver of the conditions set forth in Article VI, at the law offices of Evers & Hendrickson, LLP, 155 Montgomery Street, 12th Floor, San Francisco, California 94104, unless another place or time is agreed to by ZAPWORLD and AQUATIC. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger, in substantially the form attached hereto as Exhibit A (the "Agreement of Merger"), with the Secretary of State of the State of California, in accordance with the relevant provisions of California Law (the time of acceptance by the Secretary of State of California of such filing being referred to herein as the "Effective Time"). The parties currently intend that the Closing Date will occur on or prior to July 3, 2000. Each of the parties hereto will use its best efforts to cause the merger to be consummated as soon as practicable following the fulfillment or waiver of the conditions specified in Article VI hereof.

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, power and franchises of AQUATIC shall vest in ZAPWORLD and all debts, liabilities and duties of AQUATIC shall become the debts, liabilities and duties of the ZAPWORLD.

         1.4 Articles of Incorporation; Bylaws. The Articles of Incorporation and Bylaws of ZAPWORLD, as in effect immediately prior to the Effective Time, shall remain the Articles of Incorporation and Bylaws, respectively, of ZAPWORLD after the merger of AQUATIC into ZAPWORLD.

         1.5 Directors and Officers. The officers and directors of AQUATIC shall no longer hold office immediately after the Effective Time, and the officers and directors of ZAPWORLD before the Effective Time shall be the respective officers and directors of ZAPWORLD after the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of ZAPWORLD.

         1.6 Effect of Merger on AQUATIC Capital Stock. At the Effective Time, all shares of AQUATIC capital stock ("AQUATIC Capital Stock") and any right to acquire any shares of AQUATIC Capital Stock, including any options or warrants issued and outstanding, whether or not vested, shall be cancelled and cease to exist. The owner of each share of AQUATIC Capital Stock will receive eighteen and sixty-five hundredths (18.65) shares of ZAPWORLD.COM common stock.

         1.7 Effect of Merger on ZAPWORLD Common Stock. The shares of ZAPWORLD outstanding immediately prior to the Effective Time shall remain issued and outstanding immediately thereafter and shall be unaffected by the transaction described herein.



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

         1.8 Aggregate Shares to be Issued. As consideration for the transactions described herein, ZAPWORLD shall issue to the holders of AQUATIC, shares of ZAPWORLD common stock (the "Common Stock") and twenty thousand dollars ($20,000) in cash to be used for payment toward existing liabilities prior to closing. The aggregate number of shares of Common Stock that ZAPWORLD shall issue to the holders of AQUATIC is one hundred twenty thousand (120,000).

         1.9 Allocation and Fractional Shares.

         (a) Allocation. The allocation of shares of ZAPWORLD Common Stock set forth in this Agreement shall be adjusted to reflect the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into ZAPWORLD Common Stock), reorganization, recapitalization or other like change with respect to ZAPWORLD Common Stock occurring after the date hereof and prior to the Effective Time.

         (b) Fractional Shares. No fraction of a share of ZAPWORLD Common Stock will be issued at the Effective Time, but in lieu thereof, each holder of AQUATIC Stock who would otherwise be entitled to a fraction of a share of ZAPWORLD Common Stock (after aggregating all fractional shares of ZAPWORLD Common Stock to be received by such holder) shall be entitled to receive from ZAPWORLD an amount of cash (rounded to the nearest whole cent) equal to the product of: (i) such fraction, multiplied by; (ii) the average closing price of a share of ZAPWORLD Common Stock as reported on the Nasdaq Small Cap for the 30-day period ending three days prior to the Closing Date or, if any such day there are no sales reported, the average of the closing bid and ask prices for ZAPWORLD Common Stock reported on that date.

         1.10 Surrender of Certificates .

         (a) Exchange Agent. The Corporate Secretary of ZAPWORLD shall serve as the exchange agent (the "Exchange Agent") in the Merger.

         (b) ZAPWORLD to Provide Common Stock. Promptly after the Effective Time, ZAPWORLD shall make available to the Exchange Agent for exchange in accordance with this Article I, and the aggregate number of shares of ZAPWORLD Common Stock issuable pursuant to Section 1.8, in exchange for all outstanding shares of AQUATIC Common Stock.

         (c) AQUATIC to Deliver all Its Outstanding Stock. Promptly after the Effective Time, AQUATIC shall deliver to the Exchange Agent all share certificates of AQUATIC Common Stock outstanding as of the Effective Time.

         1.11 No Further Ownership Rights in AQUATIC Capital Stock. All shares of AQUATIC Common Stock issued shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of ZAPWORLD Common Stock, and after the Effective Time there shall be no further registration of transfers on the records of AQUATIC of shares of AQUATIC Common Stock which were outstanding immediately prior to the Effective Time.

         1.12 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of AQUATIC shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of ZAPWORLD Common Stock, if any, as may be required pursuant to Section 1.9; provided, however, that ZAPWORLD may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against ZAPWORLD or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

         1.13 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest ZAPWORLD with full right, title and possession to all assets, property, rights, privileges, powers and franchises of AQUATIC, the officers and directors of the ZAPWORLD are fully authorized in the name of AQUATIC to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                      REPRESENTATIONS/WARRANTIES OF AQUATIC

         AQUATIC hereby represents and warrants to ZAPWORLD, subject to the exceptions disclosed in the disclosure schedules supplied by the AQUATIC to ZAPWORLD, as follows:

         2.1 Organization and Qualification. AQUATIC is a corporation duly organized, validly existing and in good standing under the laws of the Bahamas. AQUATIC has the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. AQUATIC is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects of the AQUATIC. AQUATIC has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to ZAPWORLD. Exhibit B lists the Articles of Incorporation and Bylaws of AQUATIC, and all amendments thereto. Such Articles of Incorporation and Bylaws are in full force and effect. AQUATIC is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

         2.2 Subsidiaries. AQUATIC does not have, and has never had, any subsidiaries or affiliated companies and does not otherwise own, and has never otherwise owned, directly or indirectly, any shares of capital stock or any equity, debt or similar interest in or any interest convertible, exchangeable or exercisable for any equity, debt or similar interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. AQUATIC has not agreed, nor is AQUATIC obligated, to make or be bound by any written, oral or other agreement, contract, sub-contract, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

         2.3 AQUATIC Capital Structure.

         (a) Outstanding Stock. The authorized AQUATIC Capital Stock consists entirely of seven thousand (7,000) shares of No Par Common Stock, of which a total of 6,434 are issued and outstanding. The list of shares of AQUATIC Common Stock are now owned and held (and all of which at the Closing will be owned and held) by the list of shareholders in Exhibit "6/1/00." Other than the authorized shares listed above, and listed in Exhibit "1/1/00," there are no other, and there will be no other at Closing, authorized or outstanding shares of AQUATIC Capital Stock. No fractional shares of AQUATIC Capital Stock are, or will at Closing be, issued or outstanding. All issued and outstanding shares of AQUATIC Capital Stock have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to any claim, lien, preemptive right, or right of rescission, and have been offered, issued, sold and delivered by AQUATIC (and, if applicable, transferred) in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws, AQUATIC's Articles of Incorporation and other charter documents and all agreements to which AQUATIC is a party.

         (b) No Options, Warrants or Rights. There are no options, warrants, convertible or other securities, calls, commitments, conversion privileges, preemptive rights or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of AQUATIC's authorized but unissued Capital Stock or any securities convertible into or exchangeable for any shares of AQUATIC's Capital Stock or obligating AQUATIC to grant, issue, extend, or enter into, any such option, warrant, convertible or other security, call, commitment, conversion privilege, preemptive right or other right or agreement, and AQUATIC has no liability for any dividends accrued but unpaid. No person or entity holds or has any option, warrant or other right to acquire any issued and outstanding shares of AQUATIC's Capital Stock from any record or beneficial holder of AQUATIC's shares, with the exception of employee Ted Dixon as previously disclosed to ZAPWORLD. No shares of AQUATIC's Capital Stock are reserved for issuance under any stock purchase, stock option or other benefit plan. As a result of the Merger, ZAPWORLD will be the record and sole beneficial owner of all outstanding AQUATIC's Capital Stock and all rights to acquire or receive any AQUATIC's Capital Stock, whether or not such Capital Stock is outstanding. All options expire, if not exercised immediately prior to the Effective Time.

         (c) No Voting Arrangements or Registration Rights. There are no voting agreements, voting trusts, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable securities laws) applicable to any of the AQUATIC Capital Stock. AQUATIC is not under any obligation to register under the 1933 Act or otherwise any of its currently outstanding securities or any securities that may be subsequently issued.

         2.4 Authority. AQUATIC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The requisite shareholder approval has been obtained in accordance with AQUATIC's bylaws, charter provisions and the regulatory requirements of the Bahamas. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AQUATIC. AQUATIC's Board of Directors has approved the Merger and this Agreement.

         2.5 No Conflict. The execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict"): (i) any provision of the Articles of Incorporation or Bylaws of AQUATIC; or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AQUATIC or its properties or assets.

         2.6 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict), is required by or with respect to AQUATIC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for: (i) the filing of the Agreement of Merger with the California Secretary of State and
(ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws.

         2.7 Unaudited Asset List. Schedule 2.7 of the Disclosure Schedule sets forth a true and correct list of AQUATIC's unaudited assets as of the Effective Time. Schedule 2.7 is complete and correct in all material respects.

         2.8 Liabilities. As of the Effective Time, AQUATIC does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, known or unknown, matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP), except those listed in Schedule
2.8 (the "Liabilities"), and the convertible note in Schedule 2.81 (the "Note"). Five percent (5%) of the ZAPWORLD shares transferred to AQUATIC shareholders will be withheld in escrow for a period of 120 days to ensure that no material, undisclosed liabilities exist. The shares shall be withheld proportionately from each AQUATIC shareholder. For purposes of this paragraph, "material" shall mean undisclosed, aggregate liabilities in excess of five thousand dollars ($5,000). In the event undisclosed liabilities do not exceed five thousand dollars ($5,000), all escrowed shares shall immediately be released to the AQUATIC shareholders upon the expiration of the 120-day period. If undisclosed liabilities exceed five thousand dollars ($5,000), then an equivalent amount of escrowed shares shall be retained by ZAPWORLD and the balance of the shares shall be released to AQUATIC shareholders. In addition, both John Englander and Tom Furbish, as evidenced in Exhibit C and Exhibit D, respectively, shall jointly and severally guarantee the material accuracy of the representation and warranties in this section 2, and specifically, this section 2.8.

         2.9 No Changes. As of the Effective Time, there has not been, occurred or arisen any:

         (a) amendments or changes to the Articles of Incorporation or Bylaws of AQUATIC as listed in Exhibit B;

         (b) destruction of, damage to or loss of any material assets listed in
Schedule 2.7;

         (c) split, combination or reclassification of any AQUATIC Capital
Stock;

         (d) sale, lease, license or other disposition of any of the assets of AQUATIC listed in Schedule 2.7.

         2.10 Tax and Other Returns and Reports.

         (a) Definition of Taxes. For the purposes of this Agreement, "Tax," or collectively "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         (b) Tax Returns and Audits. Except as set forth in Schedule 2.10, as of the Effective Time:

         (i) AQUATIC has prepared and filed all federal, state, local and foreign returns (collectively, "Returns"), estimates, information statements and reports required to be filed ("Returns") relating to any and all Taxes concerning or attributable to AQUATIC or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

         (ii) AQUATIC has: (a) paid or accrued all Taxes it is required to pay or accrue; and (b) withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld as of that date.

         (iii) AQUATIC has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against AQUATIC, nor has AQUATIC executed any unexpired waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax.

         (iv) No audit or other examination of any Return of AQUATIC by any Tax authority is presently in progress, nor has AQUATIC been notified of any request for such an audit or other examination.

         (v) AQUATIC has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes that, if adversely determined, would result in any Lien on the assets of AQUATIC.

         (vi) No adjustment or deficiency relating to any Return filed or required to be filed by AQUATIC has been proposed formally or, to the knowledge of AQUATIC, informally by any Tax authority to AQUATIC or any representative thereof.

         2.11 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which AQUATIC is a party or otherwise binding upon AQUATIC which has or reasonably would be expected to have the effect of either:

         (a) prohibiting or impairing in any material respect:

         (i) any material business practice of AQUATIC;

         (ii) any acquisition of property (tangible or intangible) by AQUATIC;
or

         (iii) the conduct of business by AQUATIC.

         OR



         (b) after the consummation of the Merger, prohibiting or impairing in any material respect:

         (i) any material business practice of ZAPWORLD;

         (ii) any acquisition of property (tangible or intangible) by ZAPWORLD;
or

         (iii) the conduct of business by ZAPWORLD.

Without limiting the foregoing, AQUATIC has not entered into any agreement under which AQUATIC is restricted from selling, licensing or otherwise distributing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

2.12     Title to Properties; Absence of Liens and Encumbrances.

         (a) AQUATIC does not own any real property, nor has it ever owned any real property. Schedule 2.12 sets forth a list of all real property currently leased by AQUATIC, the name of the lessor and the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

         (b) AQUATIC has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens except that security interest retained by the Lashman Family Ltd. Partnership and evidenced by that certain security agreement dated this ____ day of June.

         (c) All facilities, machinery, equipment, fixtures, vehicles, and other properties owned or leased by AQUATIC are: (i) adequate for the conduct of the business of AQUATIC as currently conducted; and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear and reasonably fit and usable for the purposes for which they are being used.

         2.13 Intellectual Property.

         (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

         (i) Technology" shall mean any or all of the following: (A) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (B) inventions (whether or not patentable), improvements and technology; (C) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (D) databases, data compilations and collections and technical data; (E) logos, trade names, trade dress, trademarks and service marks; (F) World Wide Web addresses, domain names and sites; (G) tools, methods and processes; and (H) all instantiations of the foregoing in any form and embodied in any media.

         (ii) Intellectual Property Rights" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (A) all United States and foreign patents, utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (B) all trade secrets and other rights in know-how and confidential or proprietary information; (C) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (D) all industrial designs and any registrations and applications therefor throughout the world; (E) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (F) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); (G) all computer software including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; and
(H) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

         (iii) AQUATIC Intellectual Property" shall mean any Technology and Intellectual Property Rights including AQUATIC Registered Intellectual Property Rights (as defined below) that are owned (in whole or in part) by or exclusively licensed to AQUATIC.

         (iv) Registered Intellectual Property Rights" shall mean all United States, international and foreign: (A) Patents, including applications therefore; (B) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (C) Copyrights registrations and applications to register Copyrights; and (E) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority at any time.

         (b) Schedule 2.13 lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by AQUATIC and lists any proceedings or actions known to AQUATIC before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of AQUATIC's Registered Intellectual Property Rights or AQUATIC Intellectual Property.

         (c) There are no facts or circumstances that would render any AQUATIC Intellectual Property invalid or unenforceable.

         (d) Each item of AQUATIC Intellectual Property is free and clear of any Liens other than the Lashman Family Ltd. Partnership's security interest in the Patents.

         (e) All AQUATIC Intellectual Property will be fully transferable, alienable or licensable by ZAPWORLD without restriction and without payment of any kind to any third party except the Lashman Family Ltd. Partnership's Security Interest.

         (f) AQUATIC has not transferred ownership of, or granted any exclusive license of or exclusive right to use, any Technology or Intellectual Property Right.

         2.14 Agreements, Contracts and Commitments. Except as set forth in
Schedule 2.14, AQUATIC is not currently a party to nor is it currently bound by:

         (a) any employment or consulting agreement, contract or commitment with any officer, director, employee or member of AQUATIC's Board of Directors, other than those that are terminable by AQUATIC at will;

         (b) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

         (c) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement;

         (d) any lease of personal property having a value individually in excess of $500;

         (e) any agreement of indemnification or guaranty;

         (f) any agreement, contract or commitment containing any covenant limiting in any respect the right of AQUATIC to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

         (g) any agreement relating to capital expenditures and involving future payments in excess of $500;

         (h) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

         (i) any purchase order or contract involving $500 or more in total payments;

         (j) any construction contracts;

         (k) any dealer, distribution, joint marketing (excluding joint marketing agreements: (i) involving financial obligations or liabilities to AQUATIC; or (ii) that do not involve rights to sell AQUATIC Products to end-users), development, content provider, destination site or merchant agreement;

         (l) any agreement pursuant to which AQUATIC has advanced or loaned any amount to any shareholder of AQUATIC or any director, officer, employee or consultant;

         (m) any settlement agreement entered into since the AQUATIC's initial incorporation; or

         (n) any other agreement that involves five hundred dollars ($500) in total payment or more or is not cancelable without penalty within thirty (30) days.

         AQUATIC has not, and has not received notice that it has, breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.14.

         2.15 Change of Control Payments. Schedule 2.15 sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers, directors or employees of AQUATIC as a result of or in connection with the Merger.

         2.16 Interested Party Transactions. Except as set forth in Schedule 2.16, to AQUATIC's knowledge, no officer, director or affiliate (as defined under Regulation C under the Securities Act) of AQUATIC (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly: (a) an economic interest in any entity that purchases from or sells or furnishes to, AQUATIC, any goods or services; or (b) a beneficial interest in any contract or agreement set forth in
Schedule 2.14; provided, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.16. There are no receivables of AQUATIC owing by any director, officer, employee or consultant to AQUATIC (or any ancestor, sibling, descendant, or spouse of any such persons, or any trust, partnership, or corporation in which any of such persons has an economic interest).

         2.17 Compliance with Laws. AQUATIC is not in material conflict with, or in default or violation in any material respect of any law, rule, regulation, order, judgment or decree applicable to AQUATIC or by which its properties is bound or affected. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of AQUATIC, threatened against AQUATIC.

         2.18 Litigation. There is no action, suit or proceeding of any nature pending or to AQUATIC's knowledge threatened against AQUATIC, its properties or any of its officers, directors or employees. There is no investigation pending or, to AQUATIC's knowledge, threatened against AQUATIC, its properties or any of its officers, directors or employees by or before any Governmental Entity.

         2.19 Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of AQUATIC, there is no claim by AQUATIC pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds.

         2.20 Minute Books. The minute books of AQUATIC made available to ZAPWORLD are the only minute books of AQUATIC and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of AQUATIC.

         2.21 Environmental Matters.

         (a) For the purposes of this Section 2.21, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from: (i) the presence, or release into the environment, of any hazardous materials; or (ii) any violation, or alleged violation, of any environmental laws. "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of hazardous materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, hazardous materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

         (b) AQUATIC: (i) has obtained all applicable and material permits, licenses and other authorizations that are required under Environmental Laws;
(ii) is in compliance with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) is not aware of and has not received notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of any Environmental Claim with respect to AQUATIC or any person or entity whose liability for any Environmental Claim AQUATIC has retained or assumed either contractually or by operation of law; (iv) has not disposed of, released, discharged or emitted any Hazardous Materials into the soil or groundwater at any properties owned or leased at any time by AQUATIC, or at any other property, or exposed any employee or other individual to any Hazardous Materials or condition in such a manner as would result in any material liability or result in any corrective or remedial action obligation under Environmental Laws; and
(v) has taken all actions necessary under Environmental Laws to register any products or materials required to be registered by AQUATIC (or any of its agents) thereunder. No Hazardous Materials are present in, on, or under any properties owned or leased at any time (including both land and improvements thereon) by AQUATIC so as to give rise to any liability or corrective or remedial obligation of AQUATIC under any Environmental Laws.

         2.22 Brokers' and Finders' Fees. AQUATIC has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.23 Bank Accounts. Schedule 2.23 constitutes a full and complete list of all the bank accounts and safe deposit boxes of AQUATIC, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes.

         2.24 Indemnification Obligations. To AQUATIC's knowledge, there is no action, proceeding or other event pending against any officer or director of AQUATIC which would give rise to any indemnification obligation of AQUATIC to its officers and directors under its Articles of Organization, Bylaws or any agreement between AQUATIC and any of such officers or directors.

                                  ARTICLE III

                     REPRESENTATIONS/WARRANTIES OF ZAPWORLD

         ZAPWORLD represents and warrants to AQUATIC as follows:

         3.1 Organization of Parent and Merger Sub. ZAPWORLD is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

         3.2 Authority. ZAPWORLD has all requisite corporate power and authority to enter into this Agreement and the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of ZAPWORLD. No vote of ZAPWORLD's stockholders is required with respect to this Agreement and the transactions contemplated thereby.

         3.3 ZAPWORLD Common Stock. The shares of ZAPWORLD Common Stock to be issued pursuant to the Merger will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid and non-assessable and will be issued in compliance with applicable federal and state securities laws; provided, however, that the ZAPWORLD Common Stock to be issued hereunder will be subject to restrictions on transfer under applicable federal and state securities laws.

                                   ARTICLE IV

                     SECURITIES ACT COMPLIANCE; REGISTRATION

         4.1 Securities Act Exemption. ZAPWORLD Common Stock to be issued pursuant to this Agreement initially will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof and is exempt from registration under Section 25102(f) of the California Corporations Code. Prior to the Closing Date, each of AQUATIC's shareholders shall have provided ZAPWORLD such representations, warranties, certifications and additional information as ZAPWORLD may reasonably request to ensure the availability of such exemptions from the registration requirements of the Securities Act.

         4.2 Stock Restrictions. In addition to any legend imposed by applicable state securities laws or by any contract which continues in effect after the Effective Time, the certificates representing the shares of ZAPWORLD Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with ZAPWORLD's transfer agent), stating substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

         4.3 The Company Shareholders' Restrictions Regarding Securities Law Matters. Each shareholder of AQUATIC, by virtue of the Merger and the conversion into ZAPWORLD Common Stock of AQUATIC's Capital Stock held by such shareholder, shall be bound by the following provisions:

         (a) Such shareholder will not offer, sell, or otherwise dispose of any shares of ZAPWORLD Common Stock except in compliance with the Securities Act and the rules and regulations thereunder; and

         (b) Such shareholder will not sell, transfer or otherwise dispose of any shares of ZAPWORLD Common Stock unless: (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the Shareholder furnishes ZAPWORLD with reasonable proof of compliance with such Rule; (ii) in the opinion of counsel, reasonably satisfactory to ZAPWORLD and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of ZAPWORLD Common Stock; or (iii) the offer and sale of ZAPWORLD Common Stock is registered under the Securities Act.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Access to Information. AQUATIC shall afford ZAPWORLD and its accountants, legal counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to: (a) all of the properties, books, contracts, commitments and records of AQUATIC; (b) all other information concerning the business, properties, and personnel of AQUATIC as ZAPWORLD may reasonably request; and (c) all key employees of AQUATIC as identified by ZAPWORLD. AQUATIC agrees to provide ZAPWORLD and its accountants, legal counsel and other representatives copies of internal financial statements promptly upon request.

         5.2 Confidentiality. All information not previously disclosed to the public which shall have been furnished by AQUATIC or ZAPWORLD to the other party shall not be disclosed prior to the Closing Date to any person other than the party's respective employees, legal counsel, and accountants, in confidence, or used for any purpose other than as contemplated herein without the prior written consent of the other party.

         5.3 Consents. AQUATIC shall promptly apply for or otherwise seek and use reasonable commercial efforts to obtain all consents and approvals required to be obtained by it for the consummation of the Merger, including all consents, waivers or approvals under any of the Contracts which are necessary in order to preserve the benefits thereunder for ZAPWORLD, or otherwise in connection with the Merger.

         5.4 Legal Conditions to the Merger. ZAPWORLD and AQUATIC will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Merger

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1 Conditions to Obligations of AQUATIC. The obligations of AQUATIC to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the representations and warranties of ZAPWORLD contained in this Agreement.

         6.2 Conditions to the Obligations of ZAPWORLD. The obligations of ZAPWORLD to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the representations and warranties of AQUATIC contained in this Agreement.

                                  ARTICLE VII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         7.1 Survival of Representations and Warranties.

         (a) All of AQUATIC's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate not later than 5:00 p.m., California time, the date which is one year following the Closing Date (the "Expiration Date"); provided, however, that the representations and warranties relating or pertaining to any Tax or Returns related to such Tax set forth in Section 2.10 hereof, shall survive until the expiration of all applicable statues of limitations, or extensions thereof, governing each Tax or Returns related to such Tax.

         (b) All of ZAPWORLD's representations and warranties contained herein or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing Date as follows:

         (a) by mutual written consent duly authorized by the Board of Directors of ZAPWORLD and AQUATIC;

         (b) by either ZAPWORLD or AQUATIC if: (i) the Closing Date has not occurred by July 3, 2000; (ii) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

         (c) by ZAPWORLD, if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit ZAPWORLD's ownership or operation of any material portion of the business of AQUATIC; or
(ii) compel ZAPWORLD to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of AQUATIC;

         (d) by ZAPWORLD, if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of AQUATIC and which has not been cured by AQUATIC within 30 days of receipt of notice of the breech; or

         (e) by AQUATIC if, it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of ZAPWORLD.

         Where action is taken to terminate this Agreement pursuant to Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         8.2 Effect of Termination. Any termination of this Agreement under
Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party and this Agreement shall forthwith become void and there shall be no liability on the part of either ZAPWORLD or AQUATIC, or their respective officers or directors (except as set forth in this Section 8.2). Nothing in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

         8.3 Amendment. Except as is otherwise required by applicable law, prior to the Closing, this Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed by ZAPWORLD and AQUATIC and approved by the shareholders of the respective companies.

         8.4 Extension; Waiver. At any time prior to the Effective Time, ZAPWORLD and AQUATIC may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations of the other party hereto; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or at the time sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

         (a) if to ZAPWORLD, to:

             ZAPWORLD.COM, Inc.
             117 Morris Street
             Sebastopol, California 95472
             Attention:  Garry Starr, President
             Telephone:(707) 824-4150
             Facsimile:(707) 824-4159

with a copy to:

             Evers & Hendrickson LLP
             155 Montgomery Street, 12th Floor
             San Francisco, California  94104
             Attention:  William D. Evers, Esq.
             Telephone:(415) 772-8100
             Facsimile:(415) 772-8101

         (b) if to AQUATIC, to:

             AQUATIC
             984 Southwest 13th Court
             Pompano Beach, Florida 33069
             Attention:  John Englander
             Telephone:(954) 786-9991

with a copy to:

             Benson, Moyle & Mucci, LLP
             One Financial Plaza, Suite 1600
             Ft. Lauderdale, Florida  33394
             Attention:  Mark J. Loterstein, Esq.
             Telephone:(954) 524-6800
             Facsimile:(954) 463-6963

and a copy to:

             Frederick R. M. Smith, Esq.
             Callenders & Co., Suite C
             The Regent Centre East
             Regent Square
             PO Box F-40132
             Freeport, Grand Bahama, Bahamas
             Telephone:  (809) 352-7458
             Facsimile:  (809) 352-4000

         9.2 Expenses. Each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby.

         9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

         9.4 Entire Agreement; Assignment. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

         9.6 Arbitration. Any controversy between ZAPWORLD and AQUATIC involving the construction or application of any of the terms, provisions, or conditions of this Agreement shall, on the written request of either party served on the other, be submitted to mediation before a mediator suitable to both parties. If the parties fail to resolve any such controversy through mediation, such controversy shall, on the written request of either party served on the other, be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the California Arbitration Act.

         9.7 Selection of Arbitrators. ZAPWORLD and AQUATIC shall each appoint one person to hear and determine the dispute. If the two persons so appointed are unable to agree, then those persons shall select a third impartial arbitrator whose decision shall be final and conclusive upon both parties.

         9.8 Costs of Arbitration. The costs of arbitration shall be allocated to the losing party or in such proportions as the arbitrators decide.

         9.9 Attorneys' Fees and Costs. If any legal action (including mediation and arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire agreement.

         9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto consents to the jurisdiction and venue of the federal and state courts for San Francisco, California for purposes of any action arising out of this Agreement, and agrees that process may be served upon them in any manner authorized by this Agreement for delivery of notices, and waives any covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         9.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                      (THIS SPACE INTENTIONALLY LEFT BLANK)

         WITNESS WHEREOF, ZAPWORLD and AQUATIC have caused this Agreement to be signed by their duly authorized respective officers as of the date first written above.


                                    ZAPWORLD.COM, Inc.


                                    By:   /s/ Gary Starr
                                        ----------------------------
                                    Name: Gary Starr
Dated:__________________            Title:   CEO

                                    By:  /s/ William D. Evers
                                        ----------------------------
                                    Name:    William D. Evers
Dated:__________________            Title:   Assistant Secretary



                                    AQUATIC PROPULSION TECHNOLOGY, INC.


                                    By:   /s/ John Englander
                                        ----------------------------
                                    Name: John Englander
Dated:__________________            Title:   President

                                    By:  /s/ Tom Furbish
                                        ----------------------------
                                    Name: Tom Furbish
Dated:__________________            Title:   Secretary

                                INDEX OF EXHIBITS

Exhibit           Description
---------------   --------------------------------------------------

Exhibit A         Agreement of Merger
Exhibit B         Articles of Incorporation and Bylaws of Aquatic Propulsion
                     Technology, Inc.
Exhibit C         Guaranty of John Englander
Exhibit D         Guaranty of Tom Furbish

Exhibit A:  Agreement of Merger

Exhibit B:  Articles of Incorporation and Bylaws of AQUATIC

Previously provided under Tab #1 of the "AQUATIC Due Diligence Materials" loose-leaf binder dated May 23, 2000:

                               INDEX OF SCHEDULES

    Schedule                         Description
      2.7           Unaudited Asset List of Aquatic Propulsion Technology, Inc.
      2.8           Liabilities
      2.10          Tax Payments
      2.12          Real Property Leases
      2.13          Intellectual Property Rights
      2.14          Agreements, Contracts and Commitments
      2.15          Change of Control Payments
      2.16          Interested Party Transactions
      2.23          Bank Accounts

Schedule 2.7  Unaudited List of Assets - AQUATIC

         A. Aggregate Valuations of Assets were recently provided by means of Combined Balance Sheet in Financial Statements dated April 30, 2000.

         B. By June 21, 2000 APT will provide ZAPWORLD with a detailed list of furniture, fixtures, and equipment.

         C. On June 30, an inventory of product, work in production, and production components will be taken, certified by a CPA. This will be provided to ZAPWORLD upon completion.

[Balance of Page intentionally left blank.]

Schedule 2.8  Liabilities

         1. The liabilities of APT are those trade payables and notes represented on the monthly Financial Statements, which have been provided to ZAPWORLD.COM during the course of the merger discussions.

         2. A detailed listing of all accounts payable will be presented as of June 30, 2000 as soon as it is available. APT warrants that there is nothing unusual that has arisen since the last information provided to ZAPWORLD, and that the changes in payables are merely the additions and deletions in accordance with the normal course of business.

         3. The only guarantee APT, is that relating to the Lashman Family note which is being assumed directly by ZAPWORLD.COM.

[Balance of Page intentionally left blank.]

Schedule 2.10  Tax Payments

         1. APT has not made any domestic retail sales and therefore has not paid Florida Sales tax or the Florida battery disposal tax. (These were all handled through the related company Marine Marketing, LC which is not being acquired.)

         2.    APT has made all appropriate payroll related tax payments.

         3. APT began business during July 1999. Although the company showed a loss for 1999, that return has not yet been filed with the IRS. We filed for an extension to file the IRS #1120F.

[Balance of Page intentionally left blank.]

Schedule 2.12  Real Property Leases

The only lease is on the premises at 984 13th Court, Pompano Beach, Florida. A copy of the lease was provided to ZAPWORLD under Tab #23 of the "AQUATIC Due Diligence Materials" loose-leaf binder dated May 23, 2000.

[Balance of Page intentionally left blank.]

Schedule 2.13  Intellectual Property Rights

The IP is documented under Tab #24 of the "AQUATIC Due Diligence Materials" loose-leaf binder dated May 23, 2000.

As background, these assets were acquired as part of the Purchase Agreement between APT and MODE Industries, Inc. dated July 2, 1999. This document can be found under Tab #12 of the above referenced material.

[Balance of Page intentionally left blank.]

Schedule 2.14  Agreements, Contracts and Commitments

         b) The only employment agreements in force are with Tom Furbish and Ted Dixon. Documentation of Dixon's agreement was provided under Tab #7 of the "Marine Marketing, LC Due Diligence Materials" loose-leaf binder dated May 23, 2000.

               The only commitment to any APT Board member is the 6-month compensation agreement with "Englander & Associates, Inc." dated May 17, 2000. this was provided under Tab #11 of the "AQUATIC Due Diligence Materials" loose-leaf binder dated May 23, 2000.

         c) As part of his initial hiring, Tom Furbish was offered a potential 10% bonus on his salary, although this was neither formula-based, nor included in any written contract. It was explained that this was to be solely at the company's discretion.

         e) The only guaranty is that covering the note to the Lashman Family Limited Partnership, subject to execution by ZAPWORLD.COM.

         k) The dealer/distributor agreements were generally provided under Tab #16 of the "AQUATIC Due Diligence Materials" loose-leaf binder dated May 23, 2000: Specifically they can be summarized as:

                  1.  World Rides International:  Costa Rica
                  2.  GMH Motorbikes, Ltd. (John Zenios): Cypress
                  3.  Maverick Enterprises, Inc.:  Non-exclusive web marketing
                  4. Peter Bailey of Guam for private label pink dolphins. Noformal contract or special pricing. Correspondence via e-mail only.
                  5. Sales commission override agreement with Tom Loeb of Ledbetter Sales, Inc. for 7%. Verbal agreement only, without specified duration.

Schedule 2.15  Change of Control Payments

The only payment made to a former Officer or Director of APT is the previously disclosed 6-month agreement with John Englander & Associates, Inc. dated May 17. This actually preceded the merger and was agreed by the shareholders of that date as compensation for Englander's efforts leading up to the merger, its execution, and follow up involvement as necessary.

[Balance of Page intentionally left blank.]

Schedule 2.16  Interested Party Transactions

There are no interested party transactions that will survive the merger. Previously the shareholders of APT were all involved in a related distribution company, Marine Marketing, LC for non-exclusive marketing of APT products. In accordance with the merger discussions with ZAPWORLD, it was agreed that Marine Marketing will be put into dissolution. Based upon the proposed merger, all sales have been put through APT, effective June 1, 2000.

[Balance of Page intentionally left blank.]

Schedule 2.23  Bank Accounts

         1. The company has only one account with First Union National Bank, with head office in Jacksonville, Florida. The account is: #2090002778814.

         2. In addition, the company has funds in a money market account pledged as security against the real estate lease with Charles Grogan. The account is: #2000007401671.

[Balance of Page intentionally left blank.]